News Release

Adhera Therapeutics Provides Third Quarter 2018 Financial Results and Business Update

Research Triangle Park, NC (November 20, 2018) – Adhera Therapeutics, Inc. (OTCQB: ATRX), an emerging specialty pharmaceutical company commercializing therapies that leverage its innovative distribution model and technology to improve the quality of care for patients suffering from chronic and acute diseases, reported financial and operating results for the third quarter of 2018 today.

“The third quarter represented a strategic shift away from R&D and into commercialization,” stated Robert Moscato, Jr., Chief Executive Officer of Adhera Therapeutics. “We have strategically positioned the company and changed the corporate identity while building a high-performance culture and streamlining communication. We hired a leadership team with a proven track record of building healthcare companies and commercializing life changing products, appointed new members to the Board of Directors to support the innovative business plan, recruited and trained an assiduous sales team and launched our first commercial product - PRESTALIA®.”

Recent Corporate Highlights

●	The third quarter of 2018 marked the first full quarter of PRESTALIA sales in the United States. PRESTALIA, a fixed dose combination of perindopril arginine (an angiotensin-converting-enzyme inhibitor) and amlodipine besylate (a calcium channel blocker), was developed in coordination with Servier Laboratories, an international pharmaceutical company and global leader in the treatment of hypertension with turnover of €4.152 billion in 2017. The product is sold outside the United States under the brand name - Viacoram. Sales of Viacoram exceed $300 million annually. In the United States, PRESTALIA is distributed through our innovative distribution model and supported through PrestaliaDirect. Powered by Adhera’s DyrctAxess™ technology, PrestaliaDirect is a patient membership program that caps blood pressure medication costs, provides monitoring devices, offers online tracking tools and ships prescriptions directly to the patient. The sales performance of Viacoram in Europe does not necessarily indicate the potential sales performance of PRESTALIA by Adhera Therapeutics in the United States.
●	The Company moved its headquarters to Research Triangle Park, NC, began building its commercial team and broadening its Board of Directors to align with the innovative business plan.
●	The Company made key hires to strengthen the leadership team with the addition of Robert Moscato, Jr., former President and COO of Cerecor, Inc. named Chief Executive Officer, Eric Teague, former CFO and Board Member of ARCA, named Chief Financial Officer, and Jay Schwartz, former Vice President, Client Engagement Head for the Integrated Engagement Services division of IQVIA , named Sr. VP of Commercial Operations.

●	The Company appointed Uli Hacksell, Ph.D. and Nancy R. Phelan as members of its Board of Directors. Dr. Hackell serves as the Chairman of the Board of Directors and Ms. Phelan serves as a member of the audit committee. Both Dr. Hacksell and Ms. Phelan bring a bevy of pharmaceutical commercial and development experience to the company. Dr. Hacksell serves as Chairman of the Board of Directors of Cerecor Inc., he was previously President and Chief Executive Officer of Cerecor Inc., the Chief Executive Officer and a director of ACADIA Pharmaceuticals Inc. as well as Vice President of Drug Discovery and Technology, and President of Astra Draco AB, one of Astra’s largest research and development subsidiaries. Ms. Phelan is the Chief Business Officer of Innate Biologics as well as an Independent Board Member for FemmePharma Consumer Healthcare, Advisory Board Member for Eved, and a member of the Pharma Digital Health Roundtable Steering Committee. Ms. Phelan was Senior Vice President, Commercial Growth at Outcome Health, the Vice President, U.S. Customer Strategy and Operations and Head, Worldwide Commercial Operations for Bristol-Myers Squibb Company and held leadership roles in global and U.S. marketing at Wyeth, which was acquired by Pfizer Inc. in 2009.
●	The company hired a 20-person sales team and deployed transformational technology to connect across all commercial functions. This state-of-the-art approach will help maximize our ability to educate healthcare providers and improve patient outcomes.

Third Quarter Financial Results

We recorded $0.08 million in net sales for the three months ended September 30, 2018, as compared to no revenues for the three months ended September 30, 2017. In the first few months of launch, we sold over 500 bottles of PRESTALIA to our pharmacy partners. The strong initial demand for Prestalia was generated by more than 150 physicians writing over 600 prescriptions in the first few months of commercialization.

Total operating expenses increased by $6.81 million for the third quarter of 2018 as compared to the same period in 2017. The increase was primarily due to $4.79 million in Goodwill and intangible asset impairments, a $1.46 million increase in General and Administrative expenses, and a $0.87 million increase in sales, marketing, and commercial operations expenses. The increase in General and Administrative costs is primarily due to $1.31 million of compensation expense related to stock options granted to new members of the management team and the Board of Directors.

The net loss for the three months ended September 30, 2018 was $7.78 million compared to $0.97 million for the three months ended September 30, 2017. This change was due primarily to the $6.81 million increase in total operating expenses during the third quarter of 2018.

As of September 30, 2018, we had cash of $6.51 million, compared to cash of $0.11 million at December 31, 2017. The improvement in the cash balance was mainly due to the private placement of our newly created Series E and Series F Convertible Preferred Stock offerings during the second and third fiscal quarters of 2018. The Company also recorded $0.13 million and $0.36 million of accounts receivable and inventory, respectively, as of September 30, 2018. These amounts are related to the commercialization of Prestalia, and there were no accounts receivable or inventory as of December 31, 2017. Total current liabilities decreased by $3.55 million between December 31, 2017 and September 30, 2018, as the company paid off $1.91 million in notes payable and $1.18 million in amounts due to related parties. The company had no significant long-term liabilities as of September 30, 2018.

About Adhera Therapeutics

Adhera Therapeutics, Inc. is a specialty pharmaceutical company leveraging technology to commercialize unique therapies and improve patient outcomes. The company is initially focused on commercializing PRESTALIA® (perindopril arginine and amlodipine besylate) through DyrctAxess, a patient-centric treatment approach. Our PRESTALIA product is approved by the US FDA for the treatment of hypertension to lower blood pressure. Adhera is dedicated to identifying additional assets to expand our commercial presence. Additional information can be found at http://www.adheratherapeutics.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Adhera Therapeutics to obtain funding to support its commercialization and development activities; (ii) the ability of Adhera Therapeutics to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Adhera Therapeutics and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Adhera Therapeutics and/or a partner to obtain required governmental approvals; and (v) the ability of Adhera Therapeutics and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our most recent filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that was filed on April 17, 2018. Adhera Therapeutics assumes no obligation to update or supplement forward-looking statements because of subsequent events.

PR and Investor Contact:

Eric Teague

Chief Financial Officer

Email: eteague@adherathera.com

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018 (a)	December 31, 2017 (a)

ASSETS

Current assets
Cash	$6,506,127	$106,378
Accounts receivable	135,150	-
Inventory	364,851	-
Prepaid expenses and other assets	448,244	18,565
Total current assets	7,454,372	124,943

Furniture and fixtures, net of depreciation	28,795	-
Intangible assets, net of amortization	815,514	2,555,974
Goodwill	-	3,502,829
	844,309	6,058,803

Total assets	$8,298,681	$6,183,746

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$851,063	$1,033,353
Due to related party, including warrant liability	155,442	1,336,518
Accrued expenses	978,733	1,139,369
Accrued fee payable	-	320,000
Deferred revenue	200,000	-
Notes payable	-	444,223
Notes payable - related parties	-	1,462,040
Total current liabilities	$2,185,238	$5,735,503

Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, $0.01 par value; 100,000 shares authorized

Series C convertible preferred stock, $0.01 par value; $5,100 liquidation preference; 1,200 shares authorized; 100 and 750 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	-	-

Series D convertible preferred stock, $0.01 par value; $300 liquidation preference; 220 shares authorized; 40 and 60 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	-	-

Series E convertible preferred stock, $0.01 par value; $5,000 liquidation preference; 3,500 shares authorized; 3,490 and 0 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	35	-

Series F convertible preferred stock, $0.01 par value; $5,000 liquidation preference; 2,200 shares authorized; 308 and 0 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	3	-

Common stock, $0.006 par value; 180,000,000 shares authorized, 11,241,684 and 10,521,728 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	64,700	63,127
Additional paid-in capital	28,516,045	8,413,823
Accumulated deficit	(22,467,340)	(8,028,707)

Total stockholders’ equity	6,113,443	448,243

Total liabilities and stockholders’ equity	$8,298,681	$6,183,746

(a)	The condensed consolidated balance sheets as of September 30, 2018 and December 31, 2017 have been derived from the reviewed and audited financial statement, respectively. They do not include all the information and footnotes required by accounting principles generally accepted in the Unites States for the complete financial statements.

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	September 30,
	2018(a)	2017(a)

Net sales	$76,186	$-
Cost of sales	7,760	-
Gross profit	68,426	-

Operating expenses

Sales, marketing and commercial operations	$870,926	$-
Research and development	-	232,896
General and administrative	2,140,992	680,063
Amortization	41,937	123,038
Goodwill and intangible assets impairment	4,794,030	-
Total operating expenses	7,847,885	1,035,997

Loss from operations	(7,779,459)	(1,035,997)

Other expense

Interest expense	-	(24,301)
Change in fair value liability of warrants	-	7,442
Loss on settlement	-	-
Change in fair value of derivative liability	-	80,672
	-	63,813

Loss before provision for income taxes	(7,779,459)	(972,184)

Provision for income taxes	-	-

Net loss	$(7,779,459)	$(972,184)

Net loss per share - basic and diluted	$(0.69)	$(0.10)

Weighted average shares outstanding	11,241,684	9,869,672

(a)	The condensed consolidated statements of operations for the third quarter ended September 30, 2018 and 2017 have been derived from the reviewed financial statements but do not include all the information and footnotes required by accounting principles generally accepted in the Unites States for the complete financial statements.